SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 30, 2003

ORCHID BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One

Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (609) 750-2200

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On October 30, 2003 Orchid BioSciences, Inc. (Orchid) and Tepnel Life Sciences PLC (Tepnel) entered into a definitive agreement for the purchase by Tepnel of the assets and liabilities of Orchid’s diagnostics business unit. Orchid’s diagnostics business unit currently offers products and services for the genetic testing market, including its LifeMatch™ system and consumable product line for human leukocyte antigen, or HLA, testing and its Elucigene™ product line for testing of certain genetic diseases. Under the agreement, Tepnel will purchase certain assets and liabilities relating to this business unit, currently located in Stamford, Connecticut, Abingdon, UK, and Brussels, Belgium, for a total of $4.3 million in cash. The purchase price for the assets to be sold to Tepnel was agreed upon following arms’-length negotiations between the parties. Tepnel will assume control of Orchid’s facilities in Stamford, Connecticut and Brussels, Belgium, and will occupy Orchid’s facility in Abingdon, UK pursuant to a shared services agreement until no later than September 30, 2004. The companies anticipate that all of the current employees of Orchid Diagnostics will be retained by Tepnel.

The transfer of assets will be effected upon the satisfaction by both parties of certain closing conditions, including the completion of a secondary public offering of shares by Tepnel on the AIM stock exchange and approval by Tepnel’s shareholders. If approved, the transaction is expected to close during the fourth quarter of 2003.

Tepnel Life Sciences is a UK-based international life sciences instrumentation and services company with a ‘tri-polar’ strategy focused on providing the biomedical industry with high-throughput automated DNA purification systems, manual DNA purification kits and reagents, as well as scientific services for nucleic acid purification, drug analysis, genotyping and genetically modified foods. Tepnel Life Sciences is quoted on the AIM segment of the London Stock Exchange (AIM: TED).

Item 7    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits

Exhibit Number	Description
99.1	Asset Purchase Agreement dated as of October 30, 2003 among Tepnel Life Sciences PLC, Tepnel North America Corporation, Tepnel Lifecodes Corporation and Orchid BioSciences, Inc. and Lifecodes Corporation.

99.2	Business Purchase Agreement dated as of October 30, 2003 among Orchid BioSciences Europe Limited, Tepnel Diagnostics Limited, Orchid BioSciences, Inc. and Tepnel Life Sciences PLC.

99.3	Share Purchase Agreement dated as of October 30, 2003 among Lifecodes Corporation, Tepnel Diagnostics Limited, Orchid BioSciences, Inc. and Tepnel Life Sciences PLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHID BIOSCIENCES, INC.
(Registrant)

Date: November 14, 2003	/S/ PAUL J. KELLY

Name: Paul J. Kelly
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Asset Purchase Agreement dated as of October 30, 2003 among Tepnel Life Sciences PLC, Tepnel North America Corporation, Tepnel Lifecodes Corporation and Orchid BioSciences, Inc. and Lifecodes Corporation.

99.2	Business Purchase Agreement dated as of October 30, 2003 among Orchid BioSciences Europe Limited, Tepnel Diagnostics Limited, Orchid BioSciences, Inc. and Tepnel Life Sciences PLC.

99.3	Share Purchase Agreement dated as of October 30, 2003 among Lifecodes Corporation, Tepnel Diagnostics Limited, Orchid BioSciences, Inc. and Tepnel Life Sciences PLC.